SCHEDULE 14A
                               (RULE 14A-101)

                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.      )

 Filed by the Registrant {X}

 Filed by a Party other than the Registrant {   }

 Check the appropriate box:

 {  } Preliminary Proxy Statement
      {   } Confidential, For Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
 {  } Definitive Proxy Statement
 {  } Definitive Additional Materials
 {X}  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              AMP INCORPORATED
                        ----------------------------
              (Name of Registrant as specified in its charter)

                        ----------------------------
    (Name of person(s) filing proxy statement, if other than Registrant)

 Payment of Filing  Fee (Check the appropriate box):

 {X}  No fee required.

 {  } Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)  Proposed maximum aggregate value of transactions:
      (5)  Total fee paid.

 _____
 {  } Fee paid previously with preliminary materials.
 {  } Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:




 ATTENTION AMP SHAREHOLDERS


       AMP'S PROFIT IMPROVEMENT PLAN IS IN PLACE AND ALREADY WORKING.
            IN FACT, IT'S WORKING SO WELL AND WE'RE SO CONFIDENT
           ABOUT AMP'S FUTURE THAT WE'RE MAKING A "DOWN PAYMENT"
               TO AMP SHAREHOLDERS   AND WE'RE DOING IT NOW.

                  AMP WILL SHORTLY BEGIN A SELF-TENDER AT

                                   $55.00

                           PER SHARE IN CASH FOR
                       30 MILLION SHARES OF AMP STOCK

             WE SAID WE DELIVER VALUE   AND WE'RE DOING IT NOW.
        WITH OUR PROFIT IMPROVEMENT PLAN, WE ARE CONFIDENT THERE IS
                                MORE TO COME.

 DON'T let AlliedSignal capture AMP's future for the benefit of its own shareholders.

 DON'T tender into AlliedSignal's $44.50 partial offer of 20 million shares. If you have tendered, you can still withdraw your shares if you act promptly.

 DON'T consent to AlliedSignal's six proposals.

                                                         September 29, 1998

                                 IMPORTANT
    IF YOU HAVE ANY QUESTIONS OR NEED FURTHER INFORMATION, PLEASE CALL:

                                 INNISFREE
                             M&A INCORPORATED

 CALL TOLL FREE: (888) 750-5834 o BANKS AND BROKERS CALL COLLECT:
 (212) 750-5833

                                                                [AMP LOGO]


 AMP and certain other persons named below may be deemed to be participants in the solicitation of revocations of consents in response to AlliedSignal's consent solicitation. The participants in this solicitation may include the directors of AMP (Ralph D. DeNunzio, Barbara H. Franklin, Joseph M. Hixon III, William J. Hudson, Jr., Joseph M. Magliochetti, Harold
 A. McInnes, Jerome J. Meyer, John C. Morley, Robert Ripp, Paul G. Schloemer and Takeo Shiina); the following executive officers of AMP: Robert Ripp (Chairman and Chief Executive Officer), William J. Hudson (Vice Chairman), James E. Marley (former Chairman), William S. Urkiel (Corporate Vice President and Chief Financial Officer), Herbert M. Cole (Senior Vice President for Operations), Juergen W. Gromer (Senior Vice President, Global Industry Businesses), Richard P. Clark (Divisional Vice President, Global Wireless Products Group), Thomas DiClemente (Corporate Vice President and President, Europe, Middle East, Africa), Rudolf Gassner (Corporate Vice President and President, Global Personal Computer Division), Charles W. Goonrey (Corporate Vice President and General Legal Counsel), John E. Gurski (Corporate Vice President and President, Global Value-Added Operations and President, Global Operations Division), David F. Henschel (Corporate Secretary), John H. Kegel (Corporate Vice President, Asia/Pacific), Mark E. Lang (Corporate Controller), Philippe Lemaitre (Corporate Vice President and Chief Technology Officer), Joseph C. Overbaugh (Corporate Treasurer), Nazario Proietto (Corporate Vice President and President, Global Consumer, Industrial and Power Technology Division); and the following other members of management and employees of AMP: Merrill
 A. Yohe, Jr. (Vice President, Public Affairs), Richard Skaare (Director, Corporate Communication), Douglas Wilburne (Director, Investor Relations), Suzanne Yenchko (Director, State Government Relations), Mary Rakoczy (Manager, Shareholder Services), Dorothy J. Hiller (Assistant Manager, Shareholder Services), Melissa E. Witsil (Communications Assistant) and Janine M. Porr (Executive Secretary). As of the date of this communication, none of the foregoing participants individually beneficially own in excess of 1% of AMP's common stock or in the aggregate in excess of 2% of AMP's common stock.

 AMP has retained Credit Suisse First Boston Corporation ("CSFB") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its financial advisors in connection with the AlliedSignal Offer, for which CSFB and DLJ will receive customary fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, AMP has agreed to indemnify CSFB, DLJ and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. CSFB and DLJ are investment banking firms that provide a full range of financial services for institutional and individual clients. Neither CSFB nor DLJ admits that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Ex-change Act of 1934, as amended, in the solicitation, or that Schedule 14A requires the disclosure of certain information concerning either CSFB or DLJ. In connection with CSFB's role as financial advisor to AMP, CSFB and the following investment banking employees of CSFB may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of AMP: Alan Howard, Steven Koch, Scott Lindsay, and Lawrence Hamdan. In connection with DLJ's role as financial advisor to AMP, DLJ and the following investment banking employees of DLJ may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of AMP: Douglas V. Brown and Herald L. Ritch. In the normal course of its business, each of CSFB and DLJ regularly buys and sells securities issued by AMP for its own account and for the accounts of its customers, which transactions may result in CSFB, DLJ or the associates of either of them having a net "long" or net "short" position in AMP securities, or option contracts or other derivatives in or relating to such securities. As of September 11, 1998, DLJ held no shares of AMP common stock for its own account and CSFB had a net long position of 103,966 shares of AMP common stock.

 This advertisement contains certain "forward-looking" statements which AMP believes are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The safe harbors intended to be created thereby are not available to statements made in connection with a tender offer and AMP is not aware of any judicial determination as to the applicability of such safe harbor to forward-looking statements made in proxy solicitation materials when there is a simultaneous tender offer. However, shareholders should be aware that any such forward-looking statements should be considered as subject to the risks and uncertainties that exist in AMP's operations and business environment which could render actual outcomes and results materially different than predicted. For a description of some of the factors or uncertainties which could cause actual results to differ, reference is made to the section entitled "Cautionary Statements for Purposes of the 'Safe Harbor'" in AMP's Annual Report on Form 10-K for the year ended December 31, 1997. In addition, the realization of the benefits anticipated from the strategic initiatives will be dependent, in part, on management's ability to execute its business plans and to motivate properly the AMP employees, whose attention may have been distracted by AlliedSignal's tender offer and whose numbers will have been reduced as a result of these initiatives.